                                EXHIBIT 10.30





                   SHARE PURCHASE AGREEMENT (EBA)
                  ------------------------------

                          MARC KEGELAERS

                               AND

                      MICROFRAME EUROPE N.V.








                       September 15, 1995




                            SHARE PURCHASE AGREEMENT


            THIS SHARE PURCHASE AGREEMENT made the 15th day of September, 1995 between Marc Kegelaers, an individual residing at Tuyaertsstraat 32, B-2850 B00M, Belgium ("Kegelaers" or the "Seller"), and MicroFrame Europe N.V., a
corporation existing under the laws of Belgium (the "Purchaser"), with its registered office at Tuyaertsstraat 32, B-2850 B00M and registered with the Commercial Register of Antwerpen duly represented by Lonnie L. Sciambi, Chairman of the Board.


                              W I T N E S S E T H

                  WHEREAS, the Corporation (as hereinafter defined) is a marketing organization engaged in the business of creating and managing distribution networks and original equipment manufacturer relations for suppliers to the telecommunications industry; and

                  WHEREAS, all of the issued and outstanding shares of capital stock of the Corporation are directly owned by the Seller; and

                  WHEREAS, the Seller has agreed to sell to the Purchaser and the Purchaser, in reliance upon the representations and warranties of the Seller contained herein, has agreed to purchase from the Seller all of the issued and outstanding shares of capital stock of the Corporation, in accordance with the terms and conditions of this Agreement;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other valuable consideration (the receipt and adequacy of which is hereby acknowledged by each of the Parties, as hereinafter defined), the Parties agree as follows:


                                   ARTICLE 1

                                 INTERPRETATION


1.01 Defined Terms. As used in this Agreement, the following terms have the following meanings:

            " A c counts Receivable" means all accounts receivable, notes receivable and other debts due or accruing to the Corporation in connection with the Business as more particularly set out in Schedule 1.01(a);

            "Agreement" means this share purchase agreement and all schedules and instruments in amendment or confirmation of it; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection, Schedule or other subdivision; "Article", "Section", "Subsection", "Schedule" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection, Schedule or other subdivision of this Agreement;

            "Assets" means all property and assets of the Corporation of every kind and wherever situated as set forth on the Financial Statements or acquired in the ordinary course of business since the date of such Financial Statements through the date hereof;




            " Authorization" means, with respect to any Person, any authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, decree, or by-law, rule or regulation of any Governmental Entity, whether or not having the force of law, having jurisdiction over such Person;

            "Benefit Plans" means all employee benefit plans relating to the employees of the Corporation, including profit sharing, deferred compensation, phantom stock option, stock option, employee stock purchase, bonus, retirement, health or insurance plans which are disclosed as benefit plans on Schedule 3.01(ff)(v);

            "Billing Period" means each of the five "rolling" twelve (12) month periods commencing on the first anniversary of the Closing Date and on each of the four (4) anniversary dates thereafter, each of such periods to include an additional period of ninety (90) days following its scheduled expiration to collect the Europe Revenues generated during such period, which if not collected during said 90-day period shall be deemed relinquished by Seller, and shall not carryforward to the next billing period.

            "Books and Records" means, if applicable, all technical, business and financial records, financial books and records of account, books, data, reports, files, lists, drawings, plans, logs, briefs, customer and supplier lists, deeds, certificates, contracts, surveys, title opinions or any other documentation including the Corporate Records and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to the Business;

            "Business" means the business presently carried on by the Corporation consisting of the creating and managing of distribution networks
and    original  equipment  manufacturer  relations  for  suppliers  to  the telecommunications industry;

            "Business Day" means any day of the year, other than a Saturday, Sunday or any day which is declared a public holiday in Belgium;

            "Cash Earn Out" means the portion of the Purchase Price referred to in Section 2.02(iii) hereof and paid in accordance with Section 2.03 hereof;

            "Claim" means any claim of any nature whatsoever, including any demand, liability, obligation, debt, cause of action, suit, proceeding, judgment, award, assessment, and reassessment;

            "Closing" means the completion of the transaction of purchase and sale contemplated in this Agreement;

            "Closing Date" means the date upon which the Closing has occurred;

            "Consents" means the consents of contracting parties to any Contracts which are required thereunder with respect to the transactions contemplated in this Agreement, and "Consent" means any one of such Consents;

            "Consulting Agreement" shall mean the consulting agreement of even date herewith between Kegelaers and MicroFrame Europe N.V.;

            "Contracts" means all contracts through the date hereof to which the Corporation is a party including all contracts, leases, licenses, undertakings, engagements or commitments of any nature, written or oral, which the Corporation has entered into in connection with the Business;







            "Corporate Records" means the corporate records of the Corporation, including (i) the certificate of incorporation, if any, by-laws, any unanimous shareholders agreement and any amendments thereto; (ii) all minutes of meetings and resolutions of shareholders, directors and any committee thereof; (iii) the share certificate books, register of shareholders and register of transfers; and (iv) all accounting records, including without limitation all records relating to the Financial Statements;

            " Corporation" means European Business Associates BVBA, a corporation existing under the laws of Belgium with its registered office at Tuyaertsstraat 32, 2850 B00M, registered with the Commercial Register of Antwerpen under the number 276751;

            "Effective Time" means 3:00 p.m. on the Closing Date;

            "Encumbrances" means liens, charges, mortgages, pledges, security interests, claims, defects of title, restrictions and any other rights of third parties relating to any property, including rights of set-off and voting trusts, and other encumbrances of any kind;

            "European Revenues"means the cash revenues of the Purchaser and the Parent Corporation generated and collected as a result of any sales from the European Countries set out on Schedule 1.01(b) hereof;

            "Financial Statements" means the nonaudited balance sheet of the Corporation for the fiscal year ended December 31, 1994 and the six month period ended June 30, 1995 and the accompanying statements of income and retained earnings and changes in financial position for the period then ended and all notes thereto;

            "GAAP" means at any time, generally accepted accounting principles in Belgium and the European Union;

            " Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasigovernmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

            "Intellectual Properties" means any and all right, title, interest and benefit of the Corporation in and to any registered or unregistered world marks, trade or brand names, service marks, copyrights, copyright applications, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licenses, sub-licenses, franchises, technology, computer rights and other intellectual or industrial property other than know how;

            "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines or any provisions of the foregoing, including general principles of common and equity, binding on or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them;

            "Leased   Properties" means the real properties forming the subject
matter  of  the  Property  Lease  at  the  municipal address listed in Schedule
3.01(v);





            "Letter Agreement" means the letter of agreement entered into on May 31, 1995 among the Purchaser, the Corporation and Kegelaers;

            "Lien" means, through the date hereof, any bailment, assignment, levy, execution, seizure, attachment, garnishment, security interest, ownership interest or with respect to ownership interest created by permitted encumbrances, mortgage, charge, pledge, lien, or other encumbrance whatsoever, whether fixed or floating and howsoever created or arising;

            "Loss" means any loss whatsoever, including expenses, costs, damages, penalties, fines, charges, claims, demands, liabilities, interest and any and all reasonable legal fees and disbursements;

            " Parent Corporation" means MicroFrame, Inc., a corporation organized under the laws of the State of New Jersey, which corporation owns 124 shares of capital stock of the Purchaser;


            "Parties" means the Seller and the Purchaser; and "Party" means any one of them;

            "Person" means an individual, partnership, corporation, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning;

            "Property Lease" means the lease of real property to which the Corporation is a party, as listed and described in Schedule 3.01(v);

            "Purchase Price" has the meaning ascribed thereto in Section 2.02;

            "Purchased Shares" means 100 shares of capital stock, no par value of the Corporation, being all of the issued and outstanding shares of the Corporation;

            "Purchaser" means MicroFrame Europe N.V., a corporation existing under the laws of Belgium;

            "Purchaser Stock" means "restricted" shares (as such term is defined in Rule 144 of the Securities Act of 1933) of the Common Stock, $.001 par value, of the Parent Corporation;

            "Seller" shall have the same meaning set forth in the preamble to this Agreement;

            "Share Earn Out" means the portion of the Purchase Price referred to in Section 2.02(iv) hereof and paid in accordance with Section 2.04 hereof;

            Definitions set forth in any Schedule are incorporated herein by reference.

1.02 Gender and Number. Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

1.03 Headings, Etc. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.








1.04        Currency.    All  references  in  this  Agreement  to  dollars  are
expressed in U.S. currency.

1.05 Severability. Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

1.06 Entire Agreement. This Agreement together with the Consulting Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties including, without limitation, the Letter Agreement dated May 31, 1995 among the Purchaser, Kegelaers and the Corporation. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein.

1.07        Amendments.    This  Agreement  may  only  be  amended, modified or
supplemented by a written agreement signed by all of the Parties.

1.08 Waiver. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

1.09 Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of Belgium. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 9.02 hereof. In addition, without limiting the foregoing, the Seller hereby appoints Jan Bergmans, Esq., Eikenstraat 80, B2840 Rumst, Belgium, counsel to the Seller, to receive, for him and on his behalf, service of process with respect to any dispute between the Seller and the Purchaser arising under or related to this Agreement or the Consulting Agreement. In addition, the Purchaser hereby appoints David Gillet, Esq., Loeff Claeys Verbeke, Avenue de Tervueren 268A, 1150 Brussels, Belgium, counsel to the Purchaser, to receive, for it and on its behalf, service of process with respect to any dispute between the Seller and the Purchaser arising under or related to this Agreement. Service of process upon such authorized agents shall be deemed, in every respect, effective service of process upon the Seller or the Purchaser, as the case may be.

1.10        Inclusion.    Where  the  word "including" or "includes" is used in
this Agreement it means "including (or includes) without limitation".

1.11        Accounting    Terms.  All accounting terms not specifically defined
in this Agreement shall be construed in accordance with GAAP.

1.12        Incorporation  of  Schedules.    The  following  are  the schedules
attached to and incorporated in this Agreement:

Schedule 1.01(a)                 -     Accounts  Receivable  (including Overdue
Accounts Receivable)

Schedule 1.01(b)                 -     European Countries






Schedule 2.04                    -     Share Earn Out

Schedule 3.01(p)                 -     Authorizations

Schedule 3.01(v)                 -     Leased Properties

Schedule 3.01(y)                 -     Indebtedness

Schedule 3.01(w)                 -     Material Contracts

Schedule 3.01 (aa)               -     Personal Property

Schedule 3.01(ee)                -     Financial Commitments to Seller

Schedule 3.01(ff)                -     Employees and Compensation

Schedule 3.01(ff)(v)             -     Benefit Plans

Schedule 3.01(hh)                -     Insurance Policies

Schedule 3.01(kk)                -     Bank Accounts and Powers of Attorney


                                   ARTICLE 2

                      PURCHASED ASSETS AND PURCHASE PRICE

2.01 Purchase and Sale. Subject to the terms and conditions hereof, the Seller agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Seller on the Closing Date, the Purchased Shares.

2.02 Purchase Price. The aggregate purchase price (the "Purchase Price") payable by the Purchaser to the Seller for the Purchased Shares shall be (i) an aggregate amount of U.S.$50,000; (ii) an aggregate amount of 25,000 shares of Purchaser Stock; (iii) the Cash Earn Out amount calculated in accordance with Section 2.03; and (iv) the Share Earn Out amount calculated in accordance with Section 2.04.

2.03 Payment of the Cash Earn Out. Subject to compliance by Seller with the terms and conditions contained herein and compliance by Kegelaers with the terms and conditions of the Consulting Agreement, for each of the five (5) Billing Periods, the Purchaser shall pay to the Seller an aggregate amount of
 .5% (one-half of one percent) of European Revenues generated and collected during the applicable Billing Period, to be paid no later than thirty (30) days following each of the Billing Periods.

2.04 Payment of the Share Earn Out. Subject to compliance by Seller with the terms and conditions contained herein and compliance by Kegelaers with the terms and conditions of the Consulting Agreement, for each of the five (5) Billing Periods, the Purchaser shall cause the Parent Corporation, to pay to the Seller an aggregate amount of one (1) share of Purchaser Stock for the amount of European Revenues set forth in column B of Schedule 2.04 hereto for each of the respective Billing Periods set forth in column A of Schedule 2.04 hereto, provided that no payment of Purchaser Stock will be made for any particular Billing Period pursuant to this paragraph 2.04 unless the European Revenues during such period exceed the minimum thresholds listed in column C to
Schedule 2.04 hereto with respect to such period. Payments shall be made no later than thirty (30) days following each of the Billing Periods.









2.05 Death of the Seller. In the event of the death of the Seller and provided that the Seller is not in default hereunder or under the Consulting Agreement, the estate of the Seller shall be entitled to receive, and the Company will pay to such estate, all amounts the Seller would have been entitled to receive under this Agreement.


                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.01        Representations  and  Warranties  of  the  Seller.    The  Seller
represents as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares.

Corporate Matters Relating to the Seller and the Corporation

            (a)         Due  Incorporation  and  Existence  of the Corporation.
The Corporation is a corporation duly incorporated and validly existing and in good standing under the laws of Belgium.

            (b)         Corporate  Power.    The  Corporation has the corporate
power and authority to own its property and to carry on the Business as now being conducted by it.

            (c) Qualification. The Corporation is duly qualified, licensed or registered to carry on business as a corporation in Belgium and in all jurisdictions in which the nature of the Assets or the Business makes such qualification necessary and where failure to so qualify would have a material adverse effect on the affairs, assets, liabilities, business or prospects, operations or conditions of the Corporation or the Business, financial or otherwise.

            (d) Authorized Capital. The authorized capital of the Corporation consists of 100 shares of capital stock, no par value, of which at the date hereof, 100 shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable. Immediately prior to Closing, the Seller will be the registered and beneficial owner of an aggregate of 100 outstanding shares of capital stock, no par value, of the Corporation which will be all of the issued and outstanding shares of the Corporation.

            (e)         Options,  etc.    Except  for  the  Purchaser's  rights
hereunder, no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement (i) for the purchase from the Seller of any of the Purchased Shares applicable to such Seller; or (ii) for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or of any securities of the Corporation.

            (f)         Title  to  Purchased  Shares.    The  Seller  is  the
registered and beneficial owner of the Purchased Shares with good title thereto, free and clear of all Encumbrances. The Seller has the right, power and authority to enter into this Agreement and to sell the Purchased Shares as contemplated herein. The delivery to the Purchaser by the Seller of the Purchased Shares pursuant to the provisions hereof will transfer to the Purchaser valid title thereto, free and clear of all Encumbrances, with all







taxes attributable to the transfer of the Purchased Shares, excluding income taxes, paid or provided for.

            (g) Dividends, Distributions and Remuneration. Since December 31, 1994, the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so and has not paid bonuses or salary in excess of those amounts set forth in Schedule 3.01(ff)

            (h)         Corporate  Records.    The  Corporate  Records  of  the
Corporation are complete and accurate in all material respects and all corporate proceedings and actions of the Business reflected therein have been conducted or taken in compliance with all applicable Laws and with the Certificate of Incorporation and by-laws of the Corporation, and without limiting the generality of the foregoing, to knowledge of the Seller, (i) the minute books contain complete and accurate in all material respects minutes of
all   meetings  of  the  shareholders  of  the  Corporation  held  since  the incorporation of the Corporation, and all such meetings were duly called and held; (ii) the minute books contain all written resolutions passed or ratified by the shareholders of the Corporation and all such resolutions were duly passed or ratified; (iii) the register of shareholders is complete and accurate in all material respects, and all such transfers have been duly completed and approved and any exigible tax payable in connection with the transfer of any securities of the Corporation has been duly paid; and (iv) all former and present directors and officers of the Corporation were duly elected or appointed as the case may be.

            (i) Validity of Agreement. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (A) any charter or by-law instruments of the Corporation; (B) any contracts or instruments to which either the Seller or the Corporation is a party or by which either the Seller or the Corporation is bound; or (C) of any Laws applicable to either the Seller or the Corporation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against him in accordance with its terms.

            (j) Restrictive Documents. Neither the Corporation nor the Seller is subject to, or a party to, any charter or by-law restriction, any Law, any Claim, any contract or instrument, any Encumbrance or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance with the terms, conditions and provisions hereof or the continued operation of the Business by the Corporation after the Closing Date on substantially the same basis as heretofore operated, or which would restrict the ability of the Purchaser to acquire any of the Purchased Shares or to cause the Corporation to conduct the Business in any area in each case except for the necessity of obtaining the Consents.

            (k) Acquisition of Purchaser Stock for Investment. The Seller is acquiring the Purchaser Stock pursuant to Sections 2.02 and 2.04 hereof for investment and not with a view toward, or for the resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Purchaser Stock. The Seller understands that the Purchaser Stock has not been registered under the Securities Act of 1933, as





amended ("Securities Act"). The Seller agrees that such Purchaser Stock may not be sold publicly, transferred, offered for sale, pledged, hypothecated or otherwise disposed of within or outside the United States and must be held unless it is subsequently registered under the Securities Act or unless an exemption from registration is available under the Securities Act.

General Matters Relating to the Business

            (l) Conduct of Business in Ordinary Course. Since June 30, 1995, the Business has been carried on in the ordinary course and the Corporation has not:

                        (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or o t h e rwise), which individually or in the aggregate exceeded US $5,000;

                        (ii) sold, transferred or otherwise disposed of any of the Assets;

                        (iii) made   any  material  capital  expenditure  or
                              commitment therefor which individually or in the aggregate exceeds US $5,000;

                        (iv) made any bonus or profit sharing payment or distribution of profits by way of dividend or otherwise;

                        (v) increased its indebtedness for borrowed money, or made any loan to any Person;

                        (vi) wrote off as uncollectible any notes or Accounts Receivable, except write-offs in the ordinary course of the business charged to applicable reserves, none of which individually or in the aggregate is material to the Corporation;

                        (vii) permitted  any of the Assets to be subject to any
                              Encumbrances;

                      (viii) canceled or waived any material claims or material rights;

                        (ix) granted any general increase in the rate of wages, salaries, bonuses, or other remuneration of any executive or other employee;

                        (x) made any change in any method of accounting or auditing practice;

                        (xi)  entered into any non-arms-length transaction;

                        (xii) amended  the  articles  or  by-laws  of  the
                              Corporation; or

                       (xiii) agreed,  whether  or  not in writing, to do
                              any of the foregoing.

            (m) No Material Adverse Change. Since June 30, 1995, there has been no change in the affairs, assets, liabilities, business, prospects,







operations or conditions of the Corporation or the Business, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, which has materially adversely affected or which may materially adversely affect the Corporation or the Business, except for general economic conditions affecting Europe or the industry in which the Corporation or the Business operates.

            (n)         Compliance  with  Laws.   The Corporation is conducting
the Business in compliance with all applicable laws of each jurisdiction in which the Business is carried on.

            (o)         Environmental  Compliance.   The Corporation has, since
its incorporation through the date hereof, never at any time received, handled, generated, used, stored, deposited, labeled, handled, treated, documented, transported or disposed of any hazardous substances except in accordance with applicable law. Neither the Seller nor the Corporation has received notice that any of the Leased Properties are subject to any material environmental contamination including any patent or latent environmental contamination of the atmosphere, air, soil, subsoil, ground water or surface waters within or adjacent to the Leased Properties, or that any of the Leased Properties contain any asbestos, urea formaldehyde foam insulation or polychlorinated byphenyls
(PCBs).

            (p) Authorizations. The Corporation owns, holds, possesses or lawfully uses in the operation of the Business all Authorizations which are in any manner reasonably necessary for it to conduct the Business as presently conducted or for the ownership and use of the Assets as used by the Corporation, free and clear of all Encumbrances and in compliance with all laws applicable thereto. All such Authorizations which are material to the conduct of the Business or the ownership or use by the Corporation of the Assets are listed and described in Schedule 3.01(p) and the Corporation is not in default, nor has it received any notice of any Claim in default, with respect to any such Authorizations. None of such Authorizations will be adversely affected by the consummation of the transactions contemplated hereby. None of the Seller owns or has any proprietary, financial or other interests (direct or indirect) in any Authorization which the Corporation owns, possesses or uses in the operation of the Business as now or previously conducted.

Matters Relating to the Assets

            (q) Title to the Assets. The Corporation has good title to all of the Assets. The Corporation has legal and beneficial ownership of the Assets free and clear of all Encumbrances.

            (r) No Options, Etc. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase from the Corporation of any of the Assets, other than pursuant to purchase orders or other similar documents accepted by the Corporation in the ordinary course of the Business.

            (s)         Collectibility.   Accounts Receivable and amounts owing
to the Corporation by third parties are bona fide and collectible in full without any offset or any other Claims.

            (t) Liabilities. Except for those liabilities set forth on the Financial Statements and for those liabilities incurred in the ordinary course of business since the date of such Financial Statements or which are otherwise disclosed herein, the Corporation is not subject to any liabilities,





absolute or contingent, and whether or not required in accordance with the applicable accounting Laws of Belgium to be disclosed on a balance sheet.

            (u) Real Property. The Corporation is not the owner of, or under any agreement or option to own, any real property or any interest therein.

            (v) Validity of Property Lease. The Corporation is not a party to, or under any agreement or option to become a party to, any lease with respect to real property or furnishings used or to be used in its Business, other than the Property Lease. With respect to the Property Lease, (i) all rents and additional rents due to the date hereof have been paid, (ii) neither the lessor nor the lessee is in default thereunder, (iii) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor, (iv) there exists no event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under such Property Lease, (v) the Corporation has not violated any of the terms or conditions under the Property Lease in any material respect, and (vi) all of the covenants, if any, to be performed by any other party under any such Property Lease have been fully performed. Schedule 3.01(v) contains a true, correct and complete copy of the terms of the Property Lease.

            (w) Material Contracts. All of the material Contracts of the Corporation are listed on Schedule 3.01(w) hereof and except for such Contracts and the Contracts listed in Schedules 3.01(ff) and 3.01(y) together with the Property Lease, and the insurance policies set forth in Schedule 3.01(hh) , which constitute all the material Contracts of the Corporation, the Corporation is not a party to or bound by any other:

                        (i) employment agreement, bonus, deferred compensation, pension, profit sharing, stock option, phantom stock plan, employee stock purchase, health, insurance, retirement or other employee benefit plan, any collective agreements or any agreement (oral or written) providing for compensation to be paid to any employee upon the sale of any substantial portion of outstanding shares in the capital of the Corporation;

                        (ii) agreement or commitment relating to the borrowing of money;

                        (iii) agreement   or  commitment  relating  to  capital
                              expenditures;

                        (iv) loan or advance to, or investment in, any other Person or any agreement or commitment relating to
                              the   making  of  any  such  loan,  advance  or
                              investment;

                        (v) bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever or any agreement to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;









                        (vi) guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person;

                        (vii) management,   consulting  or  any  other  similar
                              agreement or commitment;

                      (viii) agreement or commitment limiting the freedom of the Corporation or the owner of the Assets or the Business to engage in any line of business or to compete with any other Person;

                        (ix) licensing or other agreement or commitment relating to intellectual property used by the Corporation in the conduct of the Business;

                        (x) agreement or commitment on a non-arm's length basis;

                        (xi) agreement or commitment not entered into in the ordinary course of the Business; and

                        (xii) agreement,     arrangement,     commitment     or
                              understanding with any Person, whether written or oral, implied or otherwise, that is not recorded in the Books and Records of the Corporation;



There are no Consents required in connection with the transactions contemplated hereunder except as described in Schedule 3.01(p) and 3.01(w).

            (x) No Breach of Contracts. Each of the Contracts is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. The Corporation has not violated or breached, in any respect, any of the terms or conditions of any Contract and all the covenants to be performed by any other party thereto have been fully performed. True, correct and complete copies of all Contracts in writing have been delivered or made available to the Purchaser.

            (y) Indebtedness. Schedule 3.01(y) contains a complete and accurate list of all third party funders to whom the Corporation is indebted. The contracts and other instruments reflecting such indebtedness are all of the contracts and such instruments to which the Corporation is a party pertaining to the borrowing of money by the Corporation. All such contracts and instruments are in full force and effect, no default exists thereunder and all contracts and instruments pertaining thereto are reflected in the Books and Records of the Corporation.

            (z) Intellectual Property Rights. The Corporation does not use, license or own any material Intellectual Properties in whole or in part and no Intellectual Properties are required for the carrying on of the Business in the manner heretofore carried on. The conduct of the Business does not infringe upon the Intellectual Properties of any Person.

            (aa) Condition of Equipment and Vehicles. All tangible personal property forming part of the Assets, including furniture, machinery and equipment and motor vehicles, whether owned or leased, are set forth in






Schedule 3.01 (aa), are in good operating condition and are in a state of good repair and maintenance.

            (bb)        Subsidiaries.    The Corporation has no subsidiaries or
agreements of any nature to acquire any subsidiary or to acquire any other business.

Financial Matters

            (cc) Books and Records. All Books and Records of the Corporation have been fully, properly and accurately kept and completed in all material respects. The Corporation's records, systems, controls, data or information are under the exclusive ownership and direct control of the Corporation.

            (dd) Financial Statements. The Financial Statements have been prepared in accordance with the applicable accounting principles of Belgium, are consistent with those of previous fiscal years, are true and correct in all respects and present fairly the financial position of the Corporation as at December 31, 1994.

            (ee) Commitments to Seller. The amounts and details of all financial commitments owed by the Corporation to the Seller are set out in
Schedule 3.01(ee) hereof which represents any outstanding obligation of the Corporation payable by the Corporation to the Seller as of the date hereof.

Particular Matters Relating to the Business

            (ff)        Employees.

                        (i) The Corporation is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and has not and is not engaged in any unfair labor practice.

                        (ii) No unfair labor practice, complaint or grievance against the Corporation is pending or is threatened before any labor relations board or similar Governmental Entity with respect to the Business.

                        (iii) There  is  no  labor strike, dispute, slowdown or
                              stoppage actually pending or threatened against the Corporation with respect to the Business.

                        (iv)  No    union   representation   question   exists
                              respecting the employees of the Corporation in connection with the Business.

                        (v) The Corporation has never maintained or contributed to any employee benefit plans other than the Benefit Plans as set out in Schedule 3.01(ff)(v);

                        (vi) No grievance which might have an adverse effect upon the Corporation or the conduct of the Business exists, no arbitration proceeding arising out of or under any collective agreement is pending, and no claim therefor has been asserted.




                        (vii) No  collective  bargaining  agreement  or similar
                              agreement is currently being negotiated by the Corporation with respect to any employees of the Corporation and no collective agreements are currently in force with respect to its employees.

                      (viii) Schedule 3.01(ff) contains a complete list of all permanent and full time employees of the Corporation, their salaries and wage rates, bonus arrangements, benefits, positions and length of service.

                        (ix) No employee of the Corporation has any agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of employment.

                        (x) All vacation pay (including all accrued vacation pay), bonuses and commissions are set out in
                              Schedule 3.01(ff) and other employee benefit payments are set out in Schedule 3.01(ff)(v).

            (gg) None of the Benefit Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in any prohibited transactions under the applicable Laws of Belgium. No matter relating to any of the Benefit Plans is pending before any court or government agency.

            (hh) Insurance. Schedule 3.01(hh) sets forth a list of all insurance policies which are maintained by or on behalf of the Corporation with respect to the Corporation, the Business, its Assets, employees, and otherwise and any pending Claims thereunder. The Corporation (or the Seller as the case may be) is not in default with respect to the payment of any premiums under any such insurance policy and has not failed to give any notice or to present any Claim under any such insurance policy in a due and timely fashion. There is no circumstance in respect of which any Person may make a Claim against the Corporation, whether covered by insurance or not. Such policies are in full force and effect free from any right of termination on the part of the insurers, except upon notice as stipulated in such policies. There has not been any material adverse change in the relationship of the Corporation with its insurers, the availability of coverage, or in the premiums payable pursuant to such policies.

            (ii) Litigation. Except as set forth on Schedule 3.01(ii), there is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or any investigation by) any Governmental Entity pending or threatened against or affecting the Corporation or any of its properties or rights or any of the Assets, and the Seller does not know of any valid basis for any such action, suit, proceeding, arbitration or investigation. The Corporation is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

            (jj) Taxes. The Corporation has filed or caused to be filed, within the times and within the manner prescribed by Law, all tax returns and tax reports which are required to be filed by or with respect to the Corporation or the Business in each jurisdiction in which the Corporation is authorized to do business. The information contained in such returns and






reports is correct and complete in all material respects. All taxes and assessments, of any kind (including interest and penalties), that are or may become payable by or due from the Corporation, with respect to any time prior to the date hereof, have been fully paid or disclosed or provided for in the Books and Records and the Financial Statements. No examination of any tax return of the Corporation is currently in progress, there are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of tax or the filing of any tax return by, or any payment of any tax by the Corporation, and there are no Claims (other than for tax liabilities accrued and not yet due which have been fully provided for as aforesaid) pending against the Corporation in respect of taxes or, to the best of the Corporation's or the Seller's knowledge, threatened. The Corporation has withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable law.

            (kk) Bank Accounts and Powers of Attorney. Schedule 3.01(kk) is a correct and complete list showing (i) the name of each bank in which the Corporation has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the names of any persons holding powers of attorney from the Corporation and a summary statement of the terms thereof.

            (ll) Full Disclosure. Neither this Agreement nor any certificate or statement in writing which has been supplied by or on behalf of the Corporation or the Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not materially misleading.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

4.01 Representations and Warranties of the Purchaser. The Purchaser represents and warrants as follows to the Seller and acknowledges and confirms that the Seller is relying on such representations and warranties in connection with the sale by the Seller of the Purchased Shares:

            (a) Due Incorporation and Existence. The Purchaser is a corporation duly incorporated and validly existing and in good standing under the laws of Belgium.

            (b) Validity of Agreement. The Purchaser has all necessary corporate power to enter into and to perform its obligations under this Agreement. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby:

                        (i)   have   been  duly  authorized  by  all  necessary
                              corporate  action  on  the part of the Purchaser;
                              and

                        (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation







                              or  the  acceleration of any obligation under (A)
                              any   charter  or  by-law  instruments  of  the
                              Purchaser; (B) any contracts or instruments to which the Purchaser is a party or by which the Purchaser is bound; or (C) of any Laws applicable to the Purchaser.

                        This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, winding-up, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

                                   ARTICLE 5

                               NON - COMPETITION

5.01        Non-Competition.        (a)    The  Seller hereby covenants that he
will not, directly or indirectly, at any time prior to the eighth anniversary of the Closing Date, engage in the business of, own or control any interest in, act as a director, officer or consultant to or be connected in any manner with, as an employee or otherwise, any person, firm, corporation, association or other entity other than the Purchaser, the Parent Corporation or any of their subsidiaries or affiliated entities which is directly or indirectly engaged in any business in which the Purchaser, the Parent Corporation or any of their subsidiaries or affiliated entities is then engaged;

                        (b) from and after the Closing Date, directly or indirectly, solicit (i) any of the customers of the Corporation existing as of the Closing Date or which existed within eighteen (18) months prior to the Closing Date and which are transferred to the Purchaser, or (ii) any of the Purchaser's or the Parent Corporation's or their subsidiaries' or affiliated entities' customers; or

                        (c) induce or persuade any employee or consultant of the Purchaser or any of its subsidiaries or affiliated entities to join him in any activity prohibited by this Section 5.01.


                                   ARTICLE 6

                             DELIVERIES AT CLOSING

6.01        Deliveries  of  the  Seller.    The  Seller shall have delivered or
caused to be delivered to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

            (a) all Consents required for the completion of the transaction contemplated herein, including the Consent of each financial institution or other lender to which the Corporation is currently indebted as set forth in Schedule 3.01(y) herein;

            (b) a shareholders' register representing the Purchased Shares duly endorsed in blank for transfer to the Purchaser;

            (c) a duly executed resignation effective as at the Closing Date of each director and


                        officer of the Corporation as the Purchaser may specify;

            (d)         a  release  in  favor of the Corporation of
                        such   officers  and  directors  of  the
                        Corporation as the Purchaser may specify in the form reasonable satisfactory to the Purchaser;

            (e) the Consulting Agreement duly executed by Kegelaers and MicroFrame Europe N.V.

6.02 Deliveries of the Purchaser. The Purchaser shall have delivered or caused to be delivered to the Seller the following in form and substance satisfactory to the Seller:

            (a) payment of the Purchase Price in accordance with Article 2;

            (b) the Consulting Agreement duly executed by Kegelaers and MicroFrame Europe N.V.


                                   ARTICLE 7

                                    CLOSING

7.01        D a te,  Time  and  Place  of  Closing.    The  completion  of  the
transactions contemplated by this Agreement shall take place at the offices of Loeff, Claeys, Verbeke, on the Closing Date at the hour of 3:00 p.m.

7.02 Closing Procedures. Subject to satisfaction or waiver by the relevant Party of the Deliveries at Closing set forth herein on the Closing Date, the Seller shall deliver to the Purchaser actual possession of the Purchased Shares and the instruments of conveyance described in Subsection 6.01 and upon such delivery, the Purchaser shall deliver to the Seller the instruments of conveyance described in Section 6.02 and shall pay the Purchase Price in accordance with Section 2.02. The transfer of possession of the Purchased Shares shall be deemed to take effect as at the Effective Time on the Closing Date.


                                   ARTICLE 8

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES

8.01 Survival of Representations and Warranties. (a) The representations and warranties of the Seller contained in this Agreement shall survive the Closing and, notwithstanding such or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser, without limitation hereunder.

            (b) The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Seller, shall continue in full force and effect for the benefit of the Seller, without limitation hereunder.

8.02        Indemnification  in  Favor  of  the  Purchaser.    The Seller shall
indemnify  and  save  the  Purchaser  and  the  Parent  Corporation  and  their





respective  shareholders,  directors,  officers,  employees,  agents    and
representatives harmless (net of any income tax benefit resulting therefrom the underlying Claims) of and from any Claim or Loss suffered by, imposed upon or asserted against the Purchaser and the Parent Corporation as a result of, in respect of, connected with or arising out of, under or pursuant to:

            (a) any failure of the Seller to perform or fulfil any covenant or undertaking of any of them under this Agreement; and

            (b) any breach or inaccuracy of any representation or warranty given by the Seller contained in this Agreement.

8.03 Indemnification in Favor of the Seller. The Purchaser shall indemnify and save the Seller harmless of and from any Claim or Loss suffered by, imposed upon or asserted against the Seller as a result of, in respect of, connected with or arising out of, under or pursuant to:

            (a) any failure by the Purchaser to perform and fulfil any covenant of the Purchaser under this Agreement; and

            (b)               subject  to  the  limitation  period set forth in
                              Section 8.01 hereof, any breach or inaccuracy of any representation or warranty given by the Purchaser contained in this Agreement.

8.04 Indemnification Proceedings. (a) Any party seeking indemnification under this Article (the "indemnified party") shall forthwith notify the party against whom a claim for indemnification is sought hereunder (the "indemnifying party") in writing, which notice shall specify, in reasonable detail, the nature and estimated amount of the claim. If a claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article, the indemnified party shall promptly (and in any case within 30 days of such claim being made) notify the indemnifying party of such with reasonable particulars. The indemnifying party shall have 30 days after receipt of such notice to undertake to conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; except that with respect to settlements entered into by the indemnifying party (i) the consent of the indemnified party shall be required if the settlement provides for equitable relief against the indemnified party, which consent shall not be unreasonably withheld or delayed; and (ii) the indemnifying party shall obtain the release of the indemnified party. If the indemnifying party undertakes to conduct and control the settlement or defense of such claim (A) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party; and (B) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from any claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the indemnified party. The indemnified party shall not pay or settle any claim so long as the indemnifying party is reasonably contesting any such claim in good faith on a timely basis. Notwithstanding the two immediately preceding sentences, the indemnified party shall have the right to pay or settle any such claim, provided that in such event, and unless it has done so due to default by the indemnifying party in the performance of its obligations under this Article 8 it shall waive any right to indemnity therefor by the indemnifying party.






            (b) With respect to third party claims, if the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right, but not the obligation, to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

            (c) Failure by an indemnified party to provide notice on a timely basis of a third party claim shall not relieve the indemnifying party of its obligations hereunder, except that the foregoing shall not constitute a waiver by the indemnifying party of any claim for direct damages caused by such delay.

            (d) In the event of any claim by a third party against an indemnified party, the defense of which is being undertaken and controlled by the indemnifying party, the indemnified party will use all reasonable efforts to make available to the indemnifying party those employees whose assistance, testimony or presence is necessary to assist the indemnifying party in evaluating and in defending any such claims; provided that the indemnifying party shall be responsible for the expense associated with any employees made available by the indemnified party to the indemnifying party hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the indemnifying party and which expenses shall not exceed the actual cost to the indemnified party associated with such employees.

            (e) With respect to third party claims, the indemnified party shall make available to the indemnifying party or its representatives on a timely basis all documents, records and other materials in the possession of the indemnified party, at the expense of the indemnifying party, reasonably required by the indemnifying party for its use in defending any claim and shall otherwise cooperate on a timely basis with the indemnifying party in the defense of such claim.


                                   ARTICLE 9

                                 MISCELLANEOUS

9.01 Further Assurances. From time to time subsequent to the Closing Date, each Party shall at the request of any other Party execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively carry out the intent of this Agreement and to transfer the Purchased Shares to the Purchaser.

9.02        Notices.    Any  notice,  direction or other instrument required or
permitted to be given hereunder shall be in writing and given by delivering or sending it by telecopy or other similar form of communication addressed:

                        (a)   to the Purchaser at:

                              MicroFrame Europe N.V.
                              c/o MicroFrame, Inc.
                              21 Meridian Road
                              Edison, New Jersey  08820
                              Attention: Mr. Lonnie L. Sciambi
                                         President






                              with copies to:

                              Parker Chapin Flattau & Klimpl, LLP
                              1211 Avenue of the Americas
                              New York, New York  10036
                              Attention:  James Alterbaum, Esq.

                              and

                              Loeff Claeys Verbeke
                              Avenue de Tervueren 268A
                              1150 Brussels, Belgium
                              Attention: Daniel Gillet, Esq.

                        (b)   to the Seller at:

                              Mr. Marc Kegelaers
                              Tuyaertsstraat 32
                              B-2850 Boom, Belgium

                              with a copy to:

                              Jan Bergmans, Esq.
                              Eikenstraat 80
                              B2840 Rumst, Belgium

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunications on the next Business Day following such transmission or, if delivered, to have been received on the date of such delivery. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

9.03 Publicity. Save as required by Law or in order to obtain Consents, the Seller shall not issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the Purchaser to the contents and the manner of presentation and publication thereof. If disclosure is required by Law, the Seller shall consult in advance with the Purchaser and attempt in good faith to reflect the Purchaser's concerns in the required disclosure.

9.04 Brokers. It is understood and agreed that no broker, agent or other intermediary acted for the Seller in connection with the sale of the Purchased Shares and the Seller shall indemnify and save harmless the Purchaser from and against any Claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Seller.

9.05 Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties hereto, and no Person, other than the Parties hereto, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

9.06 Expenses. Except as otherwise expressly provided herein, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and auditors) incurred in connection with this Agreement and the






transactions contemplated hereby shall be paid by the Party incurring such expenses. The Seller represents and warrants that the Corporation has incurred no costs or expenses.

9.07        Assignment.    This  Agreement,  and  each  right,  interest  and
obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect; provided, however, that the purchaser may, at its option, assign all of its interest and rights pursuant to this agreement to any wholly-owned subsidiary of the Purchaser.

9.08        Enurement.    This  Agreement  shall enure to the benefit of and be
binding upon the Parties and their successors and shall enure to the benefit of any permitted assigns.

9.09        Counterparts.    This  Agreement  may  be  executed  in one or more
counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

9.10 Non-Merger. Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the Parties contained in this Agreement shall not merge on and shall survive the Closing and, notwithstanding such Closing, or any investigation made by or on behalf of any Party, shall continue in full force and effect. Except as otherwise expressly provided in this Agreement, closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

9.11 Schedules. It is expressly acknowledged and agreed that any matter disclosed by the Seller on any of the Schedules to this Agreement shall be deemed to be disclosed by the Seller on each of the Schedules hereto. In addition, the information set forth on each of the Schedules is stated as of the date of this Agreement unless another date is indicated on such Schedule.

9.12 Transferability of Stock of the Corporation. Provided that the Seller is not in breach of any term or condition with respect to this Agreement and Kegelaers is not in breach of any term or condition with respect to the Consulting Agreement, the Purchaser shall not transfer the Purchased Shares to any non-Belgium corporation for a period of one (1) year from the Closing Date.

            IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.

                                          /s/ Marc Kegelaers
                                          MARC KEGELAERS


                                          MICROFRAME EUROPE N.V.

                                          /s/ Lonnie L. Sciambi
                                          LONNIE L. SCIAMBI
                                          Prisident and Chief Executive Officer













SCHEDULE 1.01 (a)          Accounts Receivable

Outstanding Invoices:

Invoice Nr.:            Date          Customer        Amount
95/021      31 August 1995            NeMO GmbH       7630 DEM
























































            SCHEDULE 1.01 (b)European Countries


Iceland, Ireland, Scotland, England, Spain, Portugal, France, Andorra, Norway, Sweden, Finland, Denmark, Holland, Belgium, Luxemburg, Germany, Switzerland, Italy, Monaco, Liechtenstein, Estland, Letiand, Litauwen, Poland, Tsechia, Austria, Slowenia, Slovakia, Hungary, Kroatia, Bosnia-Herzegovina, Yugoslavia, Macedonia, Albania, Greece, Cyprus, Bulgaria, Turkey, Kreta, Rumenia, Moldavia, Ukraine, Russia, White Russia, Israel, Libanon, Syria, Kuweit, Saudi Arabia, Oman, Abu Dhabi, Bahrein, United Arab Emirates, Yemen, Egypt.




















































SCHEDULE 2.04                         Share Earn Out



Billing Period                        One Share for
                                      each US$____          Minimum Threshold
                                      of European           of European Revenue

1                                     $ 120                $ 1,200,000
2                                     $ 165                $ 1,600,000
3                                     $ 215                $ 2,100,000
4                                     $ 280                $ 2,750,000
5                                     $ 350                $ 3,000,000

















































SCHEDULE 3.01 (p)Authorizations

No authorizations have been granted.


The only person authorized to sign on behalf of the Company is Marc Kegelaers.
























































SCHEDULE 3.01 (v)                Leased Properties


The Company rents its office at the Eikenstraat 80 in 2840 Rumst, Belgium from Fiduciare Bergmans N.V.
Document Title: "Terbeschikkingsstelling van Kantoorruimte."

There are no other leases.

























































SCHEDULE 3.01 (y)                    Indebtedness


Other than the loans as described in schedule 3.01 (ee), there is no indebtedness.





























































SCHEDULE 3.01(w)                      Material Contract


Cristie, UK: European Representative Agreement
P3K, Spain: European Representative Agreement
Exxon, Netherlands: Maintenance Contract for DL4000
Polaroid, Netherlands: Maintenance Contract for DL4000
Nationale Bank, Belgium: Maintenance Contract for DL4000



























































SCHEDULE 3.01 (aa)              Personal Property

            Following is a list of material assets, including furniture, machinery and equipment that is Owned by E.B.A. and which is in good working condition.

Furniture:                6 off office desks
                          3 off general purpose tables
                          3 off office chairs
                          4 off high filing cabinets
                          1 off low filing cabinet
                          2 off "Kitchen"-chairs

Company cars:             1 off Mercedes 190D
                          1 off Peugeot 405
                          1 off Opel Corsa

Equipment:                1 off desktop PC, Type Compaq Prolinea
                          2 off laptop PCs, Type IBM Thinkpad 340
                          1 off fax / answering machine; type Amstrad
                          1 off fax machine, type Olivetti
                          1 off fotocopier, type Olivetti Copia 8006
                          1 off CD ROM drive, type D2
                          1 off Tape Backup Unit, type Colorado Trakker 250
                          1 off PBX, type TOPCOM
                          1 off Printer, type HP Laserjet IIP
                          1 off printer, type HP Deskjet 510
                          2 off breakout boxes type Datacom Technologies
                          2 off maintenance toolboxes
                          1 off Cordless Phone, Type Samsung
                          1 off percolator
                          1 off water boiler


































SCHEDULE 3.01 (ee)                  Financial Commitment to Sellers

Seller  has  issued  two  loans  to  the Company to finance the purchase of the company cars.

Loan 1:     Lender:                        Marc Kegelaers
            Value:                         500,000 Bef
            Start date:                    April 1994
            Nr. of monthly payments:       36
            Interest rate :                12%
            Balance on August 3 1:         299,686 Bef

Loan 2:     Lender:                        Marc Kegelaers
            Value:                         250,000 Bef
            Start date:                    April 1995
            Nr. of monthly payments:       24
            Interset rate :                12%
            Balance on August 3 1:         212,367 Bef











































SCHEDULE 3.01 (ff)   Employees

Employee nr. 1:
Mieke Morreel

-           Sexe                :female
-           Date of birth       :January 11, 1966
-           Date of employment  :March 4, 1994
-           Function            :product engineer
-           Base salary         :66,300 Bef / month
-           Bonuses             :1 month of extra salary
-           Holiday pay         :1.85 month of extra salary
-           Benefits            :use  of company car + 5000 bef month for non-
            proven expenses
-           Commission          :nihil

Employee nr. 2:

Hans Schrauwen
-           Sexe                :male
-           Date of birth       :January 20, 1970
-           Date of Employment  :July 1, 1995
-           Function            :product engineer
-           Base salary         :6 1,000 Bef / month
-           Bonuses             :1 month of extra salary
-           Holiday pay         :1.85 month of extra salary
-           Benefits            :use of company car
-           Commission          :nihil

Bonus and holiday pay are valid for a full year of employment. For less than a year employment, the amounts mentioned are accrued pro-rata the number of months of employment.
The bonus is paid at the end of the year, on the condition that the employee is still employed.
The holiday payment is paid in June of the year after the year during which the holiday pay was accrued or when the employee leaves the company.

In addition to the amounts mentioned, the employer is required to pay an "employer's contribution" for the social security system at a rate of +/- 37.5 % of the base amount. This is applicable to the base salary, the bonus and the holiday payment.
This contribution covers health insurance; insurance against unemployment and pension.

For Mieke, following grant have been obtained from the government:
      - waiver of "employer's contribution" according to the following schedule:
      -     first year of employment: 100% waived
      -     second year: 75% waived
      -     third year: 50 % waived

      -      additional subsidy of 10,000 bef/ month for a period of 24 months.

For Hans, no subsidies have been obtained as yet.







SCHEDULE 3.01 (ffv) Benefit Plans




There are none.























































SCHEDULE 3.01 (hh)      Insurance Policies

1) Car Insurance        Policy nr: 5.895.226 + 5.895.225
                        Car: Mercedes 190D

                        Policy nr.: 5.894.093
                        Car: Peugeot 405D

                        Policy nr.: 5.909.673/4627
                        Car:  Opel Corsa

2) Civil Liabilities:   Policy nr.: 7.010.819
                        (Inshures damages to third parties ad a result of non-nal operations and legal fees)

3) Employee Accidents:  Policy nr.: 9.943.606/1484

                  4) Guaranteed Income:   Policy nr.: 1.402.835
                        (Covers long-term and permanent disability of Marc Kegelaers)

5) Fire and theft for the office at Eikenstraat : covered by the rental agreement.










































SCHEDULE 3.01 (ii) Potential and actual Litigation

"Rijkswacht Project"

Main Contractor:  Datelnet Service N.V.
Subcontractor for CCL development, installation and project management: E.B.A.
      Contract value to E.B.A.: 1,935,920 Bef
      Invoiced before project finalization:
                  500,000 Bef in march 1994
                  360,000 Bef in march 1995.
                        This second payment was under the condition that Datelnet had the right to reclaim the amount if customer did not accept delivery of the software in June 1995.
                        The customer has not accpeted the solution. Datelnet is now in a position to reclaim its payment but has not done so.

















































SCHEDULE 3.01 (kk)      Bank Accounts and Powr of Attorney


Bank Accounts:

Banque Brussel Lambert, account nr. 320-0662756-25

Persons authorized to draw money and access to the account:

      -     Marc Kegelaers
      -     Lutgart Van Dyck (spouse of Marc Kegelaers)


Powers of attorney:

Have been granted to Fiduciare Bermans N.V. to represent EBA in it's dealings with the tax authorities.











































